SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 13, 2001
(Date of earliest event reported)

drkoop.com, Inc.
(exact name of registrant as specified in its charter)

Delaware	000-26275	95-4697615

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 Arizona Avenue, Suite 250
Santa Monica, CA 90401
(Address of Principal executive offices, including zip code)

(310) 395-5700
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5. OTHER EVENTS

      As previously announced, we will require additional debt or equity financing prior to the end of the 2001 fiscal year, and we have decided at this time to pursue a financing of between $3 million and $6 million to address our liquidity needs. We have engaged a placement agent in connection with the financing. As we have previously reported, we have entered into an agreement to acquire substantially all of the operating assets of IVonyx Group Services, Inc., a provider of home infusion therapy services. In addition, we have entered into an arrangement with Gemini Pharmaceuticals pursuant to which we expect to license our brand for use on certain over the counter dietary supplement products approved by us to be manufactured and distributed by Gemini. We anticipate that, if consummated, proceeds from the financing would be used to pay the cash portion of the purchase price to acquire the operating assets of IVonyx Group Services, Inc., to make certain capital investments with respect to IVonyx’s business, for expenses relating to the launch of drkoop-branded dietary supplement products and for working capital purposes.

      We currently anticipate that the financing will consist of a newly established series of preferred stock with a conversion price at a discount to the current market price of our common stock, although the nature and price of the securities to be issued may be altered depending on market conditions. In light of the current market price of our common stock, the common stock equivalent price of the new securities will be less than the $0.35 conversion price of our Series D Preferred Stock and the $0.35 exercise price of warrants that we issued in August 2000. As a result we expect the financing will be conditioned upon obtaining waivers from a requisite number of Series D Preferred stockholders and warrant holders of the anti-dilution provisions of such securities and of any other applicable approval rights holders of such securities may have relating to the financing. Accordingly, we will seek such waivers.

      The information provided in this report is not intended to and shall not be construed as an offer to sell or a solicitation of an offer to buy any securities of drkoop.com. Offers to purchase our securities in the financing transaction, if and when made, will be made solely to a limited number of accredited investors in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended. These securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

      Some of the information provided above constitutes forward-looking statements which are subject to the safe-harbor provisions of the federal securities laws. In particular, the terms and conditions of a new financing, if consummated, could differ materially than those described above. These forward-looking statements are based on our current expectations and are subject to material risks and uncertainties. Actual results could differ materially from these forward-looking statements depending on changes in external competitive market factors, capital market conditions, the effectiveness of our marketing and promotion strategies or our ability to execute our business strategy. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of existing stockholders will be reduced. In addition, these newly-issued securities will almost certainly have rights, preferences or privileges senior to those of existing common and preferred stockholders. The Company cannot assure investors that additional financing will be available on terms favorable to it or at all. These matters and other business risks to which drkoop.com is subject are discussed in our periodic reports and registration statements filed from time to time with the Securities and Exchange Commission. In particular, investors are urged to review carefully the information under the caption “Risk Factors” in the Form 10-K for the year ended December 31, 2000 and the Form 10-Q for the quarter ended March 31, 2001 and the other information contained in those reports. The Forms 10-K and 10-Q may be obtained by accessing the database maintained by the Securities and Exchange Commission at www.sec.gov or by contacting drkoop.com, Inc. at the address or telephone number on the cover of this report. We undertake no responsibility to update any of these forward-looking statements.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

drkoop.com, Inc.

Date: July 13, 2001	By	/s/ EDWARD A. CESPEDES

Name: Edward A. Cespedes Title: President

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